EXHIBIT 23.2

          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of LaSalle Partners Incorporated on Form S-8 of our report relating to the financial statements of The Galbreath Company and Affiliates dated April 7, 1997 (except for Note 9 as to which the date is April 22, 1997), appearing in the Prospectuses, which are part of Registration Statement No. 333-25741 of LaSalle Partners Incorporated on Form S-1.

          /s/ Deloitte & Touche LLP
          Columbus, Ohio

          December 12, 1997